Exhibit 99.1

Rani Therapeutics Reports Second Quarter 2021 Financial Results, Provides Corporate Update

- IPO in July 2021 raised $84.3 million in gross proceeds

- Talat Imran Appointed Chief Executive Officer -

- Enhanced leadership team with key management and board of directors’ appointments -

SAN JOSE, Calif., September 13, 2021—Rani Therapeutics Holdings, Inc. (“Rani Therapeutics” or “Rani”) (Nasdaq: RANI), a clinical stage biotherapeutics company focused on the oral delivery of biologics, today reported financial results for the second quarter ended June 30, 2021 and provided a corporate update.

“This is an exciting phase for Rani following a successful IPO, which puts us in position to achieve our goals, including scaling and optimizing our manufacturing process, establishing the regulatory pathway for our capsule technology, and advancing our pipeline with clinical and development milestones,” said Talat Imran, Chief Executive Officer of Rani Therapeutics. “We are committed to making oral biologics a reality, and we are looking forward to creating value along the way for both patients and shareholders.”

Second Quarter 2021 and Subsequent Highlights

•

Rani Therapeutics completes IPO. In July 2021, Rani Therapeutics commenced an initial public offering (IPO) of its Class A common stock and began trading on the Nasdaq Global Market under the ticker symbol “RANI.” Rani issued 7,666,667 shares of its Class A common stock in the IPO, at a price to the public of $11.00 per share, for aggregate gross proceeds of $84.3 million, before deducting underwriting discounts and commissions and estimated offering expenses.

•

Talat Imran named Chief Executive Officer. In June 2021, Rani announced the appointment of Talat Imran as Chief Executive Officer. Mir Imran, Rani’s founder and former Chief Executive Officer, is now serving as Executive Chairman. Talat has been an integral member of Rani’s executive team since 2014, most recently serving as Rani’s Vice President of Strategy. Talat is a seasoned venture capitalist who has managed several healthcare-focused Silicon Valley funds, including InCube Ventures, LP, and VentureHealth. Previously, he also served as Chief Executive Officer of Venture Web Partners, a web application development firm.

•

Eric Groen appointed as General Counsel. In September 2021, Rani announced the appointment of Eric Groen as General Counsel. Eric is a legal executive with more than 25 years of experience. Prior to Rani, Mr. Groen spent nearly 20 years at Amgen where he served in various domestic and international roles of increasing responsibility, including leading the legal teams responsible for business development transactions, operations and manufacturing, and clinical trials. Most recently, he served as regional general counsel to Amgen’s commercial business in Canada, Latin America, Middle East, and Africa.

•

Rani Expands Board of Directors. In June 2021, Rani announced the appointments of Jean-Luc Butel and Laureen DeBuono to its Board of Directors. Mr. Butel is a recognized global healthcare advisor who has spent more than 30 years as a healthcare executive. Currently, Mr. Butel serves as a director on various boards, including for Takeda, Novo Holdings and SG Innovate, in addition to several healthcare startups around the world. Ms. DeBuono has spent a majority of her career in long-term, complex Chief Operating Officer and Chief Financial Officer roles at various healthcare and consumer-facing companies. Ms. DeBuono is currently a managing partner at FLG Partners providing advisory services including interim CEO, CFO, and board roles. Additionally, Ms. DeBuono has served on several boards of public companies, including Cadence Pharmaceuticals, VISX, and InVivo.

Second Quarter 2021 Financial Results

•

Cash, cash equivalents and short-term investments as of June 30, 2021 were $69.3 million, compared to $73.1 million as of December 31, 2020. Rani Therapeutics expects its cash and cash equivalents balance, including the net proceeds from its initial public offering in July 2021, to be sufficient to fund its operating expenses and capital expenditure requirements at least until the end of 2023.

•

Research and development (R&D) expenses for the three months ended June 30, 2021 were $3.8 million, compared to $2.6 million for the same period in 2020. The increase was primarily attributed to salaries and related compensation costs due to the increase in headcount.

•

General and administrative expenses for the three months ended June 30, 2021 were $3.5 million, compared to $0.9 million for the same period in 2020. The increase was primarily attributed to the costs incurred with preparing to operate as a public company, and salaries and related compensation costs due to the increase in headcount.

•	Net loss for the three months ended June 30, 2021 was $5.5 million, compared to $2.7 million for the same period in 2020.

About Rani Therapeutics

Rani Therapeutics is a clinical stage biotherapeutics company focused on advancing technologies to enable the development of orally administered biologics. Rani has developed the RaniPill™ capsule, which is a novel, proprietary and patented platform technology, intended to replace subcutaneous injection of biologics with oral dosing. Rani has successfully conducted several preclinical and clinical studies to evaluate safety, tolerability and bioavailability using the RaniPill™ capsule.

Forward-Looking Statements

Certain statements set forth in this press release constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements include, but are not limited to, statements related to: the progress of Rani’s clinical and development programs and any clinical trials; Rani’s ability to successfully scale and optimize its manufacturing process; the effectiveness of Rani’s capsule technology; Rani’s continued growth; and the strength of Rani’s balance sheet and the adequacy of cash on hand. Because such forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements can be identified by terms such as “believes,” “expects,” “plans,” “potential,” “would” or similar expressions, and the negative of those terms. These forward-looking statements are based on Rani’s current beliefs, expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks and uncertainties related to Rani’s ability to successfully develop its product candidates through current and future milestones or regulatory filings on the anticipated timeline, if at all, the therapeutic potential of Rani’s product candidates, the risk that results from preclinical studies or early clinical trials may not be representative of larger clinical trials, the risk that Rani’s product candidates will not be successfully developed or commercialized, risks related to Rani’s dependence on third-parties in connection with its manufacturing, clinical trials and preclinical studies, and the potential impact of COVID-19 on Rani’s clinical and preclinical development timelines and results of operations. For a further list and description of the risks and uncertainties Rani faces, please refer to Rani’s periodic and other filings with the Securities and Exchange Commission, which are available at www.sec.gov. Such forward-looking statements are current only as of the date they are made, and Rani assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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Investor Contact

investors@ranitherapeutics.com

Media Relations Contact

media@ranitherapeutics.com

RANI THERAPEUTICS, LLC

Condensed Consolidated Balance Sheets

(In thousands, except share and per share amounts)

	June 30, 2021	December 31, 2020
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$69,314	$73,058
Related party note receivable	—	1,720
Prepaid expenses	165	167

Total current assets	69,479	74,945
Deferred financing costs	3,412	—
Property and equipment, net	4,430	4,470

Total assets	$77,321	$79,415

Liabilities, Convertible Preferred Units and Members’ Deficit
Current liabilities:
Accounts payable	$1,667	$537
Related party payable	883	145
Accrued expenses	2,921	550
Deferred revenue	—	2,717
Current portion of long-term debt	3,884	1,359

Total current liabilities	9,355	5,308
Preferred unit warrant liability	606	320
Long-term debt, less current portion	—	2,412

Total liabilities	9,961	8,040
Commitments and contingencies (Note 10)
Convertible preferred units, 32,620,000 units authorized, and 27,629,804 and 26,745,528 units issued and outstanding at June 30, 2021 and December 31, 2020, respectively	191,034	184,714
Members’ deficit:
Common units, 101,000,000 units authorized, and 46,896,280 and 46,890,280 units issued and outstanding at June 30, 2021 and December 31, 2020, respectively	1,412	664
Accumulated deficit	(125,086)	(114,003)

Total members’ deficit	(123,674)	(113,339)

Total liabilities, convertible preferred units and members’ deficit	$77,321	$79,415

RANI THERAPEUTICS, LLC

Condensed Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Contract revenue	$1,961	$60	$2,717	$143
Operating expenses
Research and development	3,759	2,558	7,106	6,618
General and administrative	3,460	892	6,067	2,299

Total operating expenses	$7,219	$3,450	$13,173	$8,917

Loss from operations	(5,258)	(3,390)	(10,456)	(8,774)
Other income (expense), net
Interest income	13	12	60	74
Interest expense and other, net	(169)	(2)	(357)	(2)
Change in estimated fair value of preferred unit warrant	(70)	672	(286)	655

Loss before income taxes	(5,484)	(2,708)	(11,039)	(8,047)
Income tax expense	(1)	(6)	(44)	(17)

Net loss and comprehensive net loss	$(5,485)	$(2,714)	$(11,083)	$(8,064)

Net loss per unit, basic and diluted	$(0.12)	$(0.06)	$(0.24)	$(0.17)

Weighted-average common units outstanding—basic and diluted	46,896,280	46,890,280	46,896,081	46,890,280